                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Wavo Corporation for the registration of 1,007,500 shares of its common stock and to the incorporation by reference therein of our report dated January 25, 1999, with respect to the consolidated financial statements of Wavo Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission

                                                     /s/ Ernst & Young LLP

Phoenix, Arizona
October 18, 1999